UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2011

Motricity, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34781	20-1059798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

601 108th Avenue Northeast

Suite 800

Bellevue, WA 98004

(Address of Principal Executive Offices, including Zip Code)

(425) 957-6200

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement

On September 16, 2011, Motricity, Inc. (the “Company” or “Motricity”) borrowed $20 million from High River Limited Partnership pursuant to a secured term loan (the “Term Loan”). The Term Loan is represented by a promissory note and a security agreement. The Term Loan accrues interest at 9% per year, which is paid-in-kind quarterly through capitalizing interest and adding it to the principal balance, and is secured by a first lien on substantially all of the Company’s assets. The principal and interest are due and payable at maturity on March 16, 2012. Subject to certain exceptions, the Term Loan restricts, among other things, our ability to incur indebtedness, create or permit liens on our assets, declare or pay dividends and certain other restricted payments, or enter into certain extraordinary transactions. Subject to certain limited exceptions, the Term Loan is subject to mandatory prepayment (without premium or penalty) from the net proceeds of corporate transactions, including dispositions of assets outside of the ordinary course of business or the issuance of additional debt or equity securities. The Term Loan requires the Company to cause subsidiaries to guaranty the facility to the extent that it would cure the circumstance in which the Company’s receivables (without considering receivables of its subsidiaries) are less than 70% of the aggregate receivables held by the Company and its subsidiaries. The Company may prepay the loan in whole or in part at any time without premium or penalty.

High River Limited Partnership is beneficially owned by Carl C. Icahn, a beneficial holder of approximately 14.6% of the Company’s outstanding shares. Brett C. Icahn, a director of the Company, is the son of Carl C. Icahn, and Hunter C. Gary, a director of the Company, is married to Carl C. Icahn’s wife’s daughter. The Company’s agreement with High River Limited Partnership was the product of arm’s length negotiations and was unanimously approved by the disinterested directors of the Company’s Board of Directors.

The foregoing description is qualified in its entirety by reference to the text of the promissory note and the security agreement, copies of which have been filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and are incorporated herein by reference.

Item 1.02 Termination of a Definitive Agreement

A portion of the net proceeds from the Term Loan was used to repay in full the amounts outstanding under the Company’s credit facility with Silicon Valley Bank, which had a maturity date of October 12, 2011, and which credit facility was terminated.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The information set forth in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 4.01. Change in Registrant’s Certifying Accountant

(a)	Previous Independent Registered Public Accounting Firm

On September 20, 2011, PricewaterhouseCoopers LLP (“PwC”) informed the Board of Directors of the Company of its resignation as the Company’s independent registered public accounting firm effective as of that date.

PwC’s reports on the Company’s financial statements for the fiscal years ended December 31, 2009 and December 31, 2010 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2009 and December 31, 2010 and through September 20, 2011, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such years.

During the fiscal years ended December 31, 2009 and December 31, 2010 and through September 20, 2011, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided PwC with a copy of the above disclosure and requested that PwC furnish the Company with a letter addressed to the SEC stating whether or not PwC agrees with the statements contained above. PwC has furnished the Company with a letter addressed to the SEC stating that it agrees with the above statements, a copy of which is filed as Exhibit 16.1 herewith.

(b)	New Independent Registered Public Accounting Firm

On September 21, 2011, the Audit Committee approved the appointment of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm subject to clearance of Grant Thornton’s “Client Acceptance” process. The Company’s decision was influenced by, among other things, the desire to reduce the Company’s audit fees. The Company will request shareholder ratification of the appointment of Grant Thornton as the Company’s independent registered public accounting firm at its 2011 annual meeting of stockholders.

During the fiscal years ended December 31, 2009 and December 31, 2010 and through September 20, 2011, neither the Company nor anyone acting on behalf of the Company, consulted Grant Thornton with respect to (i) either the application of accounting principles to a specified transaction, completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Grant Thornton reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 7.01 Regulation FD Disclosure

The Company announced today its intent to explore strategic options, including a spin-off, sale or other transaction involving the Company’s carrier business and mobile marketing and advertising business. The Company has hired GCA Savvian Advisors, LLC to assist the Company in exploring these strategic options. The Company is also reviewing various financing options, including a conventional longer-term financing and a rights offering. The Company does not expect the subscription price for any rights offering, if undertaken, to exceed the closing price for the Company’s common stock on the filing date of this Form 8-K. The purpose of this additional financing would be to repay the Term Loan and to provide further funding for the Company and its business units. The Company cannot assure that it will be successful in exploring, pursuing or completing any of its strategic or financing options.

The information furnished herein regarding considerations of a rights offering shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company. Any such offer, if made, will be made pursuant to a prospectus included in a registration statement filed with and declared effective by the SEC. The Company cannot assure that any such registration statement will be filed with or declared effective by the SEC, or that it will proceed with the contemplated rights offering.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended or the Exchange Act.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in this Form 8-K and the press release attached as an exhibit hereto, this Form 8-K and the press release contain forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Promissory Note issued by Motricity, Inc. in favor of High River Limited Partnership, dated September 16, 2011.

10.2	Security Agreement by and among Motricity, Inc. and High River Limited Partnership, dated September 16, 2011.

16.1	Letter, dated September 22, 2011, from PricewaterhouseCoopers LLP to the U.S. Securities and Exchange Commission.

99.1	Press release, dated September 22, 2011, issued by Motricity, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTRICITY, INC. (Registrant)

September 22, 2011	By:	/s/ James R. Smith, Jr.
(Date)		James R. Smith, Jr. Interim Chief Executive Officer